PROFIT PARTICIPATION BENEFIT EQUALIZATION PLAN
                                       OF
                        THE DUN & BRADSTREET CORPORATION
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1995



I. Purpose of the Plan
   -------------------


          The purpose of the Profit Participation Benefit Equalization Plan of The Dun & Bradstreet Corporation (the "Plan") is to provide a means of equalizing the benefits of those employees participating in the Profit Participation Plan for Employees of The Dun & Bradstreet Corporation (the "Profit Participation Plan") whose funded benefits under the Profit
     Participation Plan are or will be limited by the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or any applicable law or regulation. The Plan is intended to be an "excess benefit plan" as that term is defined in Section 3(36) of ERISA with respect to those participants whose benefits under the Profit Participation Plan have been limited by Section 415 of the Code, and a "top hat" plan meeting the requirements of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of
     ERISA with respect to those participants whose benefits under the Profit Participation Plan have been limited by Section 401(a)(17) of the Code.


II. Administration of the Plan
    --------------------------

          The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") of The Dun & Bradstreet Corporation (the "Corporation" or the "Company") shall administer the Plan and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion. The Committee shall have full authority to determine all questions arising in connection with the Plan-, other than those determinations delegated to management employees or independent third parties by the Board of Directors, including interpreting its provisions and construing all of its terms; may adopt procedural rules; and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan. All of its rules, interpretations and decisions shall be applied in a uniform manner to all participants similarly situated and decisions of the Committee shall be conclusive and binding on all persons.


III. Participation in the Plan
     -------------------------

          All members of the Profit Participation Plan shall be eligible to participate in this Plan whenever their benefits under the Profit
     Participation Plan as from time to time in effect would exceed the limitations on benefits and contributions imposed by Sections 401, 415 or any other applicable Section of the Code, calculated from and after September 2, 1974. For purposes of this Plan, benefits of a participant in this Plan shall be determined as though no provision were contained in the Profit Participation Plan incorporating limitations imposed by Sections 401, 415 or any other Section of the Code.


IV. Benefit Limitations
    -------------------

          For purposes of this Plan and the Profit Participation Plan, the limitations imposed by Section 415 of the Code shall. be deemed to be met when the sum of the participant's defined benefit plan fraction and the participant's defined contribution plan fraction equals 1.0, as such fractions are computed for purposes of Section 415 of the Code and Section
     14.4 of the Profit Participation Plan.


V. Equalized Benefits
   ------------------

          If member participating contributions or Company contributions to the Profit Participation Plan are suspended during any calendar year because any such contributions would cause the participant's account under such plan to exceed the benefit limitations related to such plan as described in
     Section III of this Plan, the Corporation shall pay the participant, on or about March 1st of the following year, an amount equal to:

                  (1) the Company contributions that otherwise would have been credited to such participant's account under the Profit Participation Plan for the balance of the year in which such suspension occurs, as if no provision were set forth therein incorporating limitations imposed by Section 401, 415 or any other applicable Section of the Code, and the participant had continued his participating contributions to the Profit Participation Plan at the rate in effect at the time such contributions were suspended for the balance of the year in which such suspension occurs, plus

                  (2) an interest factor equal to one-half of the annual return which would have been received by the participant had such payment been invested eighty percent (80%) in the Special Fixed Income Fund (Fund C) of the Profit Participation Plan and twenty percent (20%) in the Wells Fargo Equity Index Fund (Fund A) of the Profit Participation Plan during the year in which such suspension occurs, less

                  (3)  any applicable withholding taxes.


VI. Change in Control
    -----------------

          Upon the occurrence of a "Change in Control" of the Corporation, as such term is defined in the Profit Participation Plan, each participant under the Plan shall receive a lump sum distribution equal to:

                  (1) the total amount which such participant had accrued under the Plan which had not yet been distributed to such participant pursuant to Section V(1) hereof as of the date of such Change in Control, plus

                  (2) an interest factor equal to one-half of the return which would have been received by the participant had such amount been invested eighty percent (80%) in the Special Fixed Income Fund (Fund C) of the Profit Participation Plan and twenty (20%) in the Wells Fargo Equity Index Fund (Fund A) of the Profit Participation Plan during the portion of the calendar year subsequent to the date contributions to such participant's account were suspended under the Profit Participation Plan and prior to such Change in Control, less

                  (3)  any applicable withholding taxes.


          Any such lump sum distribution shall be paid to the participant within sixty days of the Change in Control provided, however, that any such payment will not prevent the further accrual of benefits under the Plan after the date of such Change in Control.


VII. Miscellaneous
     -------------

          This Plan may be terminated at any time by the Board of Directors of the Corporation, in which event the rights of participants to their accrued benefits shall become nonforfeitable. This Plan may also be amended at any time by the Board of Directors of the Corporation, except that no such amendment shall deprive any participant of benefits accrued at the time of such amendment.

          Benefits payable under this Plan shall not be funded and shall be made out of the general funds of the Corporation; provided, however, that the Corporation reserves the right to establish a trust fund as an alternate source of benefits payable under the Plan and to the extent payments are made from such trust, such payments will satisfy the Corporation's obligations under this Plan.

          No right to payment or any other interest under this Plan may be alienated, sold, transferred, pledged, assigned, or made subject to attachment, execution, or levy of any kind.

          Nothing in this Plan shall be construed as giving any employee the right to be retained in the employ of the Corporation. The Corporation expressly reserves the right to dismiss any employee at any time without regard to the effect which such dismissal might have upon him under the Plan.

          This Plan shall be construed, administered and enforced according to the laws of the State of New York.


VIII. Effective Date
      --------------

          This Plan shall be effective as of October 17, 1990, upon its adoption by the Board of Directors of The Dun & Bradstreet Corporation.